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EXHIBIT 10.1

    Effective July 24, 2001, the Registrant entered into a Part-Time Employment Agreement substantially in the form attached hereto with each of Harold M. Messmer, Jr., M. Keith Waddell, Paul F. Gentzkow, Robert W. Glass and Steven Karel. Pursuant to Instruction 2 to Item 601 of Regulation S-K, the individual agreements are not being filed.

PART-TIME EMPLOYMENT AGREEMENT

    The Consulting Agreement made as of January 1, 1999, by and between Robert Half International Inc. ("Company") and                   ("Employee"), which was amended and restated effective August 2, 2000, is amended and restated to read in its entirety as set forth herein, effective as of July 24, 2001.

    Whereas, Employee currently serves as an Executive Officer of Company.

    Whereas, Company wishes to make arrangements now to insure the availability of the advice, counsel and experience of Employee after Employee retires as an executive officer and Company considers such services to be very important in view of the personal service nature of Company's business and Employee's vital role in helping to build such business.

    NOW, THEREFORE, Company and Employee agree as follows:

    1.  Engagement.  Commencing on the Part-Time Employment Commencement Date, Employee shall become a part-time employee of the Company during the Part-Time Employment Period upon the terms and conditions hereinafter set forth. Nothing herein shall in any way modify, affect or govern the terms and conditions of Employee's employment by Company prior to the Part-Time Employment Commencement Date. If Employee's full-time employment with Company shall terminate prior to the Part-Time Employment Commencement Date under any circumstances other than Employee's Retirement, this Agreement shall immediately terminate and be of no further force or effect.

    2.  Services.  During the Part-Time Employment Period, Employee shall provide advice and counsel to Company at such time and in such manner as reasonably requested from time to time. Company agrees that Employee shall not be required to render more than 40 hours of services during any calendar quarter during the Part-Time Employment Period, nor shall Employee be required to (a) travel outside the United States, (b) travel more than 50 miles from Employee's then current principal home more than once in any year, or (c) render services during other than ordinary business hours. The terms of Employee's part-time employment during the Part-Time Employment Period are determined hereunder and no employee manual, policy statement or similar item issued from time to time by Company to its employees shall constitute part of this Agreement or modify, affect or govern the terms of the engagement of Employee during the Part-Time Employment Period.

    3.  Compensation.

    (a) During the Part-Time Employment Period, Employee shall be paid a monthly salary equal to 1/12 of the product of (i) 8% and (ii) Employee's total base salary and cash bonus with respect to the last complete calendar year prior to the Part-Time Employment Commencement Date. Such salary shall be payable in accordance with the Company's standard payroll procedures and shall be subject to required withholding for income and other applicable taxes and contributions.

    (b) Employee shall be reimbursed, upon presentation of proper receipts, for Employee's reasonable business expenses related to travel requested by Company. Company shall also, if requested by Employee, provide Employee with such computer equipment and support as Employee may need to render services hereunder.

    (c) During the Part-Time Employment Period, any shares of restricted stock held by Employee on the Part-Time Employment Commencement Date shall remain outstanding and shall continue to vest in accordance with their existing terms.

    (d) Effective on the Part-Time Employment Commencement Date, any unexercised option granted after January 1, 1999, and then held by Employee shall vest and shall no longer be subject to forfeiture. No portion of any such option, however, may be exercised until the original vesting date for such portion.

    4.  Other Employment.  Except as provided in Sections 2 and 7 hereof, nothing herein shall be construed as in any way prohibiting or preventing Employee from accepting employment with any other entity subsequent to the Part-Time Employment Commencement Date.

    5.  Use of Name.  Employee hereby consents to the use and publication, without further consideration, of his name, picture and image in training materials and other materials relating to the business of any of the RHI Companies, regardless of whether such use or publication is in the form of printed matter, photographs, audio tape, video tape, computer disk, electronic transmission, or otherwise. Such consent applies to both the use and publication of such items during Employee's engagement.

    6.  Disclosure or Misuse of Confidential Information.  Employee shall not, at any time during the Part-Time Employment Period or thereafter, directly or indirectly, disclose, furnish or make accessible to any person, firm, corporation, or other entity, or make use of, any confidential information obtained at any time from any of the RHI Companies (whether prior or subsequent to the Part-Time Employment Commencement Date), including, without limitation, information with respect to the name, address, contact persons or requirements of any customer, client, applicant or employee of any of the RHI Companies (whether having to do with temporary or permanent employment) and information with respect to the procedures, advertising, finances, organization, personnel, plans, objectives or strategies of the RHI Companies. Employee acknowledges that such information is safeguarded by the RHI Companies as trade secrets. Upon termination of Employee's employment, Employee shall deliver to the RHI Companies all copies of all records, manuals, training kits, and other property belonging to the RHI Companies or used in connection with their business which may be in Employee's possession. The provisions of this Section shall survive termination of either Employee's employment or this Agreement for any reason.

    7.  Restrictive Covenant.  In consideration and view of (i) the valuable consideration furnished to Employee by Company entering into this Agreement, (ii) Employee's access to confidential information and trade secrets of the RHI Companies and (iii) the value of such confidential information and trade secrets to the RHI Companies, during the period commencing on the Part-Time Employment Commencement Date and ending on the fourth anniversary thereof, Employee shall not render services to any other firm, person, corporation, partnership or other entity or individual engaged in the business of temporary, contract or permanent placement of individuals or in the staffing services business (including, but not limited to, any executive recruiting firm, employment agency or temporary personnel service). The covenants of Employee contained in this section are in addition to, and not in amendment, modification or replacement of, any obligations of Employee contained in any other agreement between Employee and Company.

    8.  Non-solicitation of Other Employees.  In consideration and view of (i) the valuable consideration furnished to Employee by Company entering into this Agreement, (ii) Employee's access to confidential information and trade secrets of the RHI Companies, and (iii) the value of such confidential information and trade secrets to the RHI Companies, during the period commencing on the Part-Time Employment Commencement Date and ending on the fourth anniversary thereof, Employee shall not, directly or indirectly, solicit, induce, encourage (or assist any other person, firm, entity, business or organization in soliciting, inducing or encouraging) any employee of any of the RHI Companies to leave the employ of the RHI Companies. The covenants of Employee contained in this section are in addition to, and not in amendment, modification or replacement of, any obligations of Employee contained in any other agreement between Employee and Company.

    9.  Injunction.  In view of Employee's access to confidential information and trade secrets and in consideration of the value of such property to the RHI Companies, Employee expressly acknowledges that the covenants set forth herein are reasonable and necessary in order to protect and maintain the proprietary and other legitimate business interests of the RHI Companies, and that the enforcement thereof would not prevent Employee from earning a livelihood. Employee further agrees that in the event of an actual or threatened breach by Employee of such covenants, the RHI Companies would be irreparably harmed and the full extent of injury resulting therefrom would be impossible to calculate and the RHI Companies therefore will not have an adequate remedy at law. Accordingly, Employee agrees that temporary and permanent injunctive relief would be appropriate remedies against such breach, without bond or security; provided, that nothing herein shall be construed as limiting any other legal or equitable remedies the RHI Companies might have.

    10.  Termination.

    (a) Employee may terminate Employee's employment during the Part-Time Employment Period at any time on written notice to Company.

    (b) Company may terminate Employee's employment during the Part-Time Employment Period at any time on written notice to Employee.

    (c) If Employee's employment is terminated on or after the Part-Time Employment Commencement Date and prior to the fourth anniversary of the Part-Time Employment Commencement Date (1) by Employee as a result of a willful and material breach of this agreement by Company or (2) by Company other than a Termination for Cause or Termination for Nonperformance, Company shall continue to pay Employee the salary specified herein until the earlier of (i) the fourth anniversary of the Part-Time Employment Commencement Date, or (ii) any breach by Employee of the provisions of Sections 6, 7, or 8, hereof.

    (d) If Employee's engagement hereunder is terminated on or after the Part-Time Employment Commencement Date and prior to the fourth anniversary of the Part-Time Employment Commencement Date (1) by Employee as a result of a willful and material breach of this agreement by Company or (2) by Company other than a Termination for Cause, effective upon the date of such termination, (i) any outstanding unexercised options granted by Company after January 1, 1999, then held by Employee shall remain outstanding for the full length of their original term, and (ii) any unvested shares of restricted stock granted by Company then held by Employee shall vest and shall not be forfeited.

    (e) If the Part-Time Employment Period ends on the fourth anniversary of the Part-Time Employment Commencement Date, then any outstanding unexercised options granted by Company subsequent to the date hereof and then held by Employee shall remain outstanding for the full length of their original term.

    11.  Waiver.  Failure of any party to insist upon strict compliance with any of the terms, covenants and conditions hereof shall not be deemed a waiver or relinquishment of the right to subsequently insist upon strict compliance with such term, covenant or condition or a waiver or relinquishment of any similar right or power hereunder at any subsequent time.

    12.  Amendment.  No provision of this Agreement may be changed or waived except by an agreement in writing signed by the party against whom enforcement of any such waiver or change is sought.

    13.  Severability.  The provisions of this Agreement are severable. If any provision is found by any court of competent jurisdiction to be unreasonable and invalid, that determination shall not affect the enforceability of the other provisions. Furthermore, if any of the restrictions against various activities is found to be unreasonable and invalid, the court before which the matter is pending shall enforce the restriction to the maximum extent it deems to be valid. Such restrictions shall be considered divisible both as to time and as to geographical area, with each month being deemed a separate period of time and each one mile radius from any office being deemed a separate geographical area. The restriction shall remain effective so long as the same is not unreasonable, arbitrary or against public policy.

    14.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of California, except with respect to Sections 6, 7, 8 and 9, which shall be governed by and construed in accordance with the law of the jurisdiction in which an activity in violation thereof occurred or threatens to occur and with respect to which legal and equitable relief is sought. In no event shall the choice of law be predicated upon the fact that Company is incorporated or has its corporate headquarters in a certain state.

    15.  Entire Agreement.  This Agreement contains all of the agreements, conditions, promises and covenants between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, representations, arrangements or understandings, whether written or oral, with respect to the subject matter hereof.

    16.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall constitute one agreement.

    17.  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Company (including its direct and indirect subsidiaries) and its successors and assigns. This Agreement may not be assigned by Employee.

    18.  Third Party Beneficiary.  Each of the RHI Companies is a third party beneficiary of this Agreement and each of them has the full right and power to enforce rights, interests and obligations under this Agreement without limitation or other restriction.

    19.  Definitions.

    "Termination for Cause" shall mean termination by Company of Employee's employment by Company by reason of (a) Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to Company which has resulted in material injury to Company, or (b) violation by Employee of the provisions of Section 6, 7, or 8 hereof which has resulted in material injury to Company; provided, however, that Employee's employment shall not be deemed to have been a "Termination for Cause" if such termination took place as a result of any act or omission believed by Employee in good faith to have been in the interest of Company.

    "Termination for Nonperformance" shall mean termination by Company of Employee's employment by Company by reason of repeated failure by Employee, following written notice, to materially perform the service obligations contained in Section 2 hereof.

    "Part-Time Employment Commencement Date" shall be the date of Employee's Retirement.

    "Part-Time Employment Period" means the period of time commencing on the Part-Time Employment Commencement Date and ending on the earlier to occur of (a) the fourth anniversary of the Part-Time Employment Commencement Date or (b) the date on which this agreement is terminated in accordance with the terms hereof.

    "Retirement" means any voluntary resignation by Employee of any and all officer positions held by Employee with any of the RHI Companies, accompanied by written notification to the Company by Employee that Employee wishes to become a part-time employee, on or after the later to occur of (a) Employee's 55th birthday, or (b) the 20th anniversary of Employee's first day of service with Company as a director or full-time employee.

    "RHI Companies" means Company and its subsidiaries and affiliates.

    20.  Indemnification.  The Company shall indemnify Employee for all actions taken while performing services hereunder to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the By-laws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and Employee, which indemnification agreement shall remain in full force and effect during the Part-Time Employment Period and shall cover the actions of Employee during the Part-Time Employment Period as if he were a director or an officer during the Part-Time Employment Period.

    21.  Attorneys' Fees.  In the event of any litigation pertaining to this agreement, the prevailing party shall be reimbursed by the non-prevailing party for the prevailing party's reasonable attorney's fees and expenses incurred in such litigation.

    22.  Other Agreements.  Employee's Retirement shall be deemed a voluntary termination of employment by Employee under the agreements and plans set forth on Schedule A hereto.

    IN WITNESS WHEREOF, the parties have set their hands hereto.

ROBERT HALF INTERNATIONAL INC.
By
Employee

Schedule A

Part-Time Employment Agreement

between

Robert Half International Inc. and Harold M. Messmer, Jr.

1.
Employment Agreement dated as of October 2, 1985, as amended between Robert Half International Inc. (formerly named Boothe Financial Corporation) and Harold M. Messmer, Jr.

2.
Restated Retirement Agreement dated as of July 1, 1996, between Robert Half International Inc. and Harold M. Messmer, Jr.

3.
Collateral Assignment Split Dollar Insurance Agreement dated as of November 15, 1996, between Robert Half International Inc. and the Messmer Family 1996 Trust.

4.
Robert Half International Inc. Annual Performance Bonus Plan.

5.
Robert Half International Inc. Deferred Compensation Plan.

6.
Amended and Restated Severance Agreement dated as of January 1, 2000, between Robert Half International Inc. and Harold M. Messmer, Jr.

  Schedule A

  Part-Time Employment Agreement

  between

  Robert Half International Inc. and M. Keith Waddell

1.
Collateral Assignment Split Dollar Insurance Agreement dated as of November 15, 1996, between Robert Half International Inc. and the Waddell 1996 Trust.

2.
Robert Half International Inc. Annual Performance Bonus Plan.

3.
Robert Half International Inc. Senior Executive Retirement Plan.

4.
Amended and Restated Severance Agreement dated as of January 1, 2000, between Robert Half International Inc. and M. Keith Waddell.

  Schedule A

  Part-Time Employment Agreement

  between

  Robert Half International Inc. and Paul F. Gentzkow

1.
Collateral Assignment Split Dollar Insurance Agreement dated as of November 15, 1996, between Robert Half International Inc. and the Paul F. Gentzkow Irrevocable Trust.

2.
Robert Half International Inc. Annual Performance Bonus Plan.

3.
Robert Half International Inc. Senior Executive Retirement Plan.

4.
Severance Agreement dated August 2, 2000, between Robert Half International Inc. and Paul F. Gentzkow.

5.
Employment Agreement dated March 24, 1986, between Robert Half of Minnesota, Inc. and Paul F. Gentzkow.

6.
Severance Agreement dated October 1, 1991, between Robert Half International Inc. and Paul F. Gentzkow.

7.
Agreement dated July 31, 1995, between Robert Half International Inc. and Paul F. Gentzkow.

  Schedule A

  Part-Time Employment Agreement

  between

  Robert Half International Inc. and Robert W. Glass

1.
Collateral Assignment Split Dollar Insurance Agreement dated as of November 15, 1996, between Robert Half International Inc. and the Glass Family 1996 Trust.

2.
Robert Half International Inc. Annual Performance Bonus Plan.

3.
Robert Half International Inc. Senior Executive Retirement Plan.

4.
Amended and Restated Severance Agreement dated as of January 1, 2000, between Robert Half International Inc. and Robert W. Glass.

  Schedule A

  Part-Time Employment Agreement

  between

  Robert Half International Inc. and Steven Karel

1.
Collateral Assignment Split Dollar Insurance Agreement dated as of November 15, 1996, between Robert Half International Inc. and the Karel Family 1996 Trust.

2.
Robert Half International Inc. Annual Performance Bonus Plan.

3.
Robert Half International Inc. Senior Executive Retirement Plan.

4.
Amended and Restated Severance Agreement dated as of January 1, 2000, between Robert Half International Inc. and Steven Karel.

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  EXHIBIT 10.1